UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  October 27, 2020
Floor & Decor Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38070	27-3730271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway SE		30339
Atlanta,	Georgia
(Address of principal executive offices)		(Zip Code)
(404) 471-1634
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	FND	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.            Results of Operations and Financial Condition.
On October 29, 2020, Floor & Decor Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 24, 2020. The text of the press release is included as Exhibit 99.1 to this Form 8-K.
The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 29, 2020, the Company announced that on October 27, 2020, Brad Brutocao, Rachel Lee, and John Roth each resigned from the Board of Directors (the “Board”) of the Company, effective as of January 1, 2020 (the “Effective Date”). The Company expresses gratitude to Messrs. Brutocao and Roth and Ms. Lee for their contributions to the Board and the Company. Messrs. Brutocao and Roth and Ms. Lee served on the Board for ten years. Mr. Brutocao and Ms. Lee also served on the Compensation Committee of the Board, and Mr. Roth and Ms. Lee served on the Nominating & Corporate Governance Committee of the Board. The departures of Messrs. Brutocao and Roth and Ms. Lee are not related to any disagreement with the Company or the Board regarding any matter related to the Company’s operations, policies or practices.
On October 28, 2020, the Board determined, effective as of the Effective Date, to appoint Ryan Marshall, Kamy Scarlett and Charles Young to the Board.
Mr. Marshall has served as the President and Chief Executive Officer of PulteGroup, Inc. (“Pulte”) since September 2016, and as the President since February 2016. Prior to becoming CEO, Mr. Marshall most recently had the responsibility for Pulte’s homebuilding operations and its marketing and strategy departments. Prior to being named President, Mr. Marshall was Executive Vice President of Homebuilding Operations. Other previous roles included Area President for Pulte’s Southeast Area, Area President for Florida, Division President in both South Florida and Orlando and Area Vice President of Finance. In those roles, he managed various financial and operating functions including financial reporting, land acquisition and strategic market risk and opportunity analysis. The Company believes Mr. Marshall is qualified to serve on the Board based on his strategic growth experience, his financial expertise, his experience with home construction and ability to contribute to our commercial business and his experience as a public company CEO.
Ms. Scarlett has served as the Chief Human Resources Officer of Best Buy Co. Inc. (“Best Buy”) since 2017. In this role, she oversees talent development and the health and well-being of nearly 125,000 Best Buy employees worldwide. She has previously served as Best Buy’s President of U.S. retail, leading operations of Best Buy’s nearly 1,000 U.S. store locations. Before taking on senior executive roles in the U.S., Ms. Scarlett led Human Resources and Retail operations for Best Buy’s Canadian operations. Prior to joining Best Buy in 2014, Ms. Scarlett was the Chief Operating Officer at Grafton-Fraser Inc., a leading Canadian retailer of men’s apparel, and previously held leadership roles at Loblaw Cos., Hudson’s Bay Co. and Dylex Inc. Ms. Scarlett also serves on the board of the Best Buy Foundation. The Company believes Ms. Scarlett is qualified to serve on the Board based on her experience managing human capital for a global enterprise, her experience leading diversity and inclusion efforts, her operational retail experience, including in Canada and her experience working for a leading omnichannel retailer.
Mr. Young has served as Executive Vice President and Chief Operating Officer of Invitation Homes since 2017. From 2015 until Invitation Homes completed the merger with Starwood Waypoint Homes (“SWH”), Mr. Young served in a number of senior roles with SWH and its predecessor. Earlier in his career, Mr. Young worked for Goldman, Sachs & Co. in their Real Estate Principal Investment Area (Whitehall) and Goldman’s Investment Banking Division, in mergers and acquisitions. He also has prior experience in real estate development and diversity consulting. Before starting his career in real estate and investment banking, Mr. Young spent several years as a professional football player in the National Football League and the World Football League. He is a member of the Stanford Board of Trustees. The Company believes Mr. Young is qualified to serve on the Board based on his operating experience, including in a high-growth public company, his experience in mergers and acquisitions and his real estate expertise, particularly as it relates to our commercial business.
The Board also anticipates that Mr. Marshall will serve on the Audit Committee of the Board, that Ms. Scarlett will serve on the Compensation Committee and that Mr. Young will serve on the Nominating & Corporate Governance Committee. Mr.

Marshall, Ms. Scarlett and Mr. Young will receive the standard compensation amounts payable to non-employee directors of the Company, as described in the Company’s proxy statement for the 2020 annual meeting of stockholders.
There are no arrangements or understandings between either Mr. Marshall, Ms. Scarlett or Mr. Young and any other person pursuant to which either Mr. Marshall, Ms. Scarlett or Mr. Young was selected as a director, and there are no transactions between either Mr. Marshall, Ms. Scarlett or Mr. Young and the Company that would require disclosure under Item 404(a) of Regulation S-K.
Item 9.01.            Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit Number	Description

99.1	Press Release, dated October 29, 2020

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOOR & DECOR HOLDINGS, INC.

Date: October 29, 2020	By:	/s/ David V. Christopherson
	Name:	David V. Christopherson
	Title:	Executive Vice President, General Counsel, and Secretary